Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554

Delta Air Lines Reports Monthly Results for January 2007

ATLANTA, March 2, 2007 - Delta Air Lines (Other OTC: DALRQ) today filed its Monthly Operating Report for January 2007 with the U.S. Bankruptcy Court for the Southern District of New York. Key points include:

•	Delta’s January 2007 net loss was $109 million.
•	Delta’s January 2007 net loss before reorganization items was $115 million, a $98 million improvement over January 2006.
•	As of January 31, 2007, Delta had $2.6 billion of unrestricted cash, cash equivalents and short-term investments.

Delta reported a net loss of $109 million in the month of January 2007, compared to a net loss of $300 million in January 2006. Delta’s net loss before reorganization items was $115 million for January 2007, a $98 million improvement versus the prior year period. Delta’s operating loss of $65 million, an $81 million improvement over January 2006, includes a $15 million negative impact of fuel hedges for the month. As of January 31, 2007, Delta had $3.6 billion of cash, cash equivalents and short-term investments, of which $2.6 billion was unrestricted.

Restructuring Progress
Delta remains on course to emerge from Chapter 11 in Spring 2007, having made significant progress in transforming the airline into a strong and vibrant competitor. Evidence of the company’s progress in January’s performance:
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Delta’s consolidated passenger unit revenue (PRASM) increased 3.7% for January 2007 compared to January 2006. Delta’s length of haul adjusted PRASM increased 6.1% for January 2007 versus January 2006, as compared to the industry (excluding Delta) average PRASM increase of 1.7% over the same period.

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Delta’s operating expenses remained essentially flat despite a capacity increase of 2.9%, resulting in a 2.7% reduction in consolidated unit costs (CASM) in January 2007 compared to January 2006. Mainline non-fuel CASM was 7.19 cents for the month, a 7.1% improvement year over year.

"The year-over-year improvement in our results continues to reflect the progress we are making in transforming our business,” said Edward H. Bastian, Delta’s executive vice president and chief financial officer. “January’s results were in line with our plan, for what is typically Delta’s slowest travel month. We remain on track to emerge from bankruptcy as a strong, healthy and independent global carrier this spring.”

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Important Financial Disclosure
Current holders of Delta’s equity will not receive any distributions under Delta’s proposed Plan of Reorganization. These equity interests would be cancelled upon the effectiveness of the proposed Plan of Reorganization, which the company believes will be shortly after the confirmation hearing scheduled on April 25, 2007. Accordingly, we urge that caution be exercised with respect to existing and future investments in Delta’s equity securities and any of Delta’s liabilities and other securities.

About Delta
Delta Air Lines (Other OTC: DALRQ) offers customers service to more destinations than any global airline with Delta and Delta Connection carrier service to 308 destinations in 52 countries. With more than 60 new international routes added in the last year, Delta is America’s fastest growing international airline and is a leader across the Atlantic with flights to 31 trans-Atlantic destinations. To Latin America and the Caribbean, Delta offers more than 600 weekly flights to 58 destinations. Delta's marketing alliances also allow customers to earn and redeem SkyMiles on more than 14,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Including its SkyTeam and worldwide codeshare partners, Delta offers flights to 462 worldwide destinations in 99 countries. Customers can check in for flights, print boarding passes and check flight status at delta.com.

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to prosecute, confirm and consummate our proposed plan of reorganization with respect to the Chapter 11 proceedings; the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings; our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time; our ability to obtain and maintain normal terms with vendors and service providers; our ability to maintain contracts that are critical to our operations; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for us to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the cost of aircraft fuel; the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; restructurings by competitors; the effects of terrorist attacks; and competitive conditions in the airline industry.

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Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Form 10-K for the fiscal year ended December 31, 2006, filed on March 2, 2007.
Current holders of Delta’s equity will not receive any distributions under Delta’s proposed Plan of Reorganization. These equity interests would be cancelled upon the effectiveness of the proposed Plan of Reorganization. Accordingly, we urge that caution be exercised with respect to existing and future investments in Delta’s equity securities and any of Delta’s liabilities and other securities. Investors and other interested parties can obtain information about Delta’s Chapter 11 filing on the Internet at delta.com/restructure. Court filings, claims information and our proposed Plan of Reorganization are available at deltadocket.com. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of March 2, 2007, and which Delta has no current intention to update.

None of the statements in this press release is a solicitation of votes for or against any plan of reorganization. Any such solicitation will only be made through a disclosure statement approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

Note 1: The following table shows a reconciliation of certain financial measures adjusted for the items shown below.

•	Delta presents length of haul adjusted PRASM excluding charter revenue because management believes this provides a more meaningful comparison of the company’s PRASM to the industry.
•	Delta presents mainline CASM excluding fuel expense because management believes high fuel prices mask the progress that Delta achieved toward its business plan targets.

	For the	For the
	Month Ended	Month Ended
	January 31, 2007	January 31, 2006
(in cents)
PRASM	9.69	9.34
Adjustment for charter revenue	(0.05)	(0.06)
PRASM excluding charter revenue	9.64	9.28
Length of haul adjustment	(0.41)	(0.58)
Length of Haul adjusted PRASM excluding charter revenue	9.23	8.70

(in cents)
Mainline CASM	10.09	10.60
Items excluded:
Fuel expense	(2.90)	(2.86)
Mainline CASM excluding fuel expense	7.19	7.74

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